Exhibit 10.3

Execution Version

FIRST AMENDMENT TO

RESTRICTED STOCK PURCHASE AGREEMENT

This FIRST AMENDMENT TO RESTRICTED STOCK PURCHASE AGREEMENT (this “Amendment”) dated as of June 15, 2016 (the “Effective Date”), is by and between 3D Systems Corporation, a Delaware corporation (the “Company”) and Andrew Johnson (the “Participant”).

WHEREAS, the Company and the Participant are parties to that certain Restricted Stock Purchase Agreement, dated as of February 4, 2014 (the “Agreement”), for the award of 30,000 shares of Common Stock (the “Award Shares”), made pursuant to the 2004 Incentive Stock Plan of the Company (the “Plan”); and

WHEREAS, the Company and the Participant are parties to that certain Employment Agreement, dated of even date herewith, by and between the Company and the Participant (the “Employment Agreement”); and

WHEREAS, the Company and the Participant desire to amend the Agreement to provide that the Award Shares shall be vested in the manner prescribed and subject to the conditions set forth herein.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.            Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

2.            Amendment.

(a)          Notwithstanding anything in the Agreement or in the Plan to the contrary, the Agreement is hereby amended to provide that in the event the Participant’s employment or service with the Company is terminated on a date (the “Early Vesting Date”) prior to the third anniversary of the date of the grant either by the Company without Cause (as such term is defined in the Employment Agreement), or by the Participant as a result of a Constructive Discharge (as such term is defined in the Employment Agreement), then the Company’s repurchase option described in Section 4 of the Agreement shall be limited to a portion of the Award Shares, as described in subsection (b) below.

(b)         The portion of the Award Shares over which the Company may exercise its repurchase option, in the circumstances described in subsection (a) above, shall be equal to the difference of:

(1) the total number of Award Shares, minus

(2) that number of whole shares of Common Stock that most nearly equals, but does not exceed an amount equal to the product of

(A) the total number of Award Shares, multiplied by

1

(B) the quotient of the number of calendar days from the date of grant through the Early Vesting Date, divided by the number of calendar days from the date of grant through the third anniversary of the date of grant.

3.            Effect on the Agreement. Except as specifically amended by this Amendment, all terms of the Agreement shall remain in full force and effect. The term “Agreement” as used in the Agreement shall mean the Agreement as amended by this Amendment.

4.            Other.

(a)          This Amendment shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.

(b)         This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(c)          This Amendment, along with the Agreement, constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, related to the subject matter hereof.

(d)         This Amendment shall not be amended or revised except in a writing executed by all of the parties hereto.

[ Signature Page to Follow ]

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IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first set forth above.

COMPANY:

3D SYSTEMS CORPORATION,
a Delaware corporation

By:	/s/ Vyomesh Joshi
Name:	Vyomesh Joshi
Title:	President

PARTICIPANT:

/s/ Andrew Johnson
Andrew Johnson